Exhibit 99.1

NEWS RELEASE

Devon Energy Announces Final Step to Complete Transformation to U.S. Oil Growth Company

Highlights

•	Pursuing separation of its Canadian and Barnett Shale assets

•	Expect to complete separation by end of 2019

•	Share-repurchase authorization increased to $5 billion

•	Quarterly dividend increased 13 percent

•	Committed to at least $780 million in annual cost reductions

OKLAHOMA CITY – Feb. 19, 2019 – Devon Energy Corp. (NYSE: DVN) today announced that the board of directors has authorized the company to pursue the separation of its Canadian and Barnett Shale assets to complete its transformation to a high-return U.S. oil growth business. Devon will evaluate multiple methods of separating the assets, including a potential sale or spin-off. The separation will allow the company to focus on its top-tier, high-return U.S. oil assets and is aligned with Devon’s previously announced long-term strategic plan.

“With our world-class U.S. oil resource plays rapidly building momentum and achieving operating scale, the final step in our multi-year transformation is an aggressive, transformational move that will accelerate value creation for our shareholders by further simplifying our resource-rich asset portfolio,” said Dave Hager, president and CEO. “New Devon will emerge with a highly focused U.S. asset portfolio and has the ability to substantially increase returns and profitability as we aggressively align our cost structure to expand margins with this top-tier oil business. The New Devon will be able to grow oil volumes at a mid-teens rate while generating free cash flow at pricing above $46 per barrel.”

The company expects to complete the separation of its Canadian and Barnett Shale assets by the end of 2019. Devon has hired advisors for each asset, and data rooms for Canada and the Barnett are expected to be open by the second quarter of 2019. The company anticipates using potential proceeds from the separation of these assets to maintain target debt levels of 1.0-to-1.5 times EBITDA and to continue Devon’s industry-leading share repurchase activity.

Share-Repurchase Program Increased to $5 Billion and Dividend Raised 13 Percent

Devon also announced today that its board of directors authorized a $1 billion increase to the company’s previously announced $4 billion share-repurchase program, bringing the total repurchase program to $5 billion. The authorization for the repurchase program expires on Dec. 31, 2019. As of Feb. 18, 2019, Devon had completed $3.4 billion of repurchases under the program, totaling approximately 90 million shares.

All purchases will be made in accordance with applicable laws from time to time in open-market or private transactions, depending on market conditions, and may be discontinued at any time. At the current share price, this program covers nearly 30 percent of the company’s outstanding common stock.

Additionally, the company’s board of directors approved a 13 percent increase in its quarterly common stock dividend beginning in the second quarter of 2019. The new quarterly dividend rate will be $0.09 per share, compared to the prior quarterly dividend of $0.08 per share.

Commitment to $780 Million in Annual Cost Reductions

With Devon’s new, narrowed focus as a U.S. oil business, the company is committed to aligning the cost structure by taking steps to deliver at least $780 million in sustainable annual cost savings by 2021. The cost-reduction plan includes a number of actions to achieve more efficient field-level operations and improvements in drilling and completion costs while better aligning personnel with the go-forward business. Approximately 70 percent of the estimated cost reductions are expected to be accomplished by year-end 2019, with the remaining savings realized in 2020 and 2021.

“Devon is taking aggressive, meaningful and decisive steps to improve our operational and corporate cost structure,” said Jeff Ritenour, executive vice president and chief financial officer. “The combination of selling higher-cost assets and bringing online new lower cost production, along with our commitment to at least $780 million in annual cost-reductions, is expected to drive down per-unit cash costs more than 20 percent by 2021.”

To underscore the commitment to achieving targeted results, the standing reserves committee of the board of directors will expand its scope of work to include oversight and measurement of progress toward the targets alongside management. The committee is composed of three independent board members, each with strong operational backgrounds.

Positioned for Significant Margin Expansion and Sustainable Long-Term Growth

New Devon’s business is characterized by core of the core positions with significant operating scale in four basins: the Delaware, STACK, Power River and Eagle Ford. In the fourth-quarter of 2018, these assets delivered light-oil production growth of 20 percent year over year, with total production averaging 296,000 oil-equivalent barrels (Boe) per day. New Devon has operating margins that are 57 percent above the total company average in 2018 and has demonstrated well productivity that has exceeded the industry average by approximately 40 percent over the past three years.

With the steps announced today, the company’s highly concentrated U.S. oil business is expected to generate 13 to 18 percent oil growth in 2019, with 10 percent less upstream capital than 2018, and is self-funded at $46 oil prices (assuming flat service and supply pricing relative to 2018). With this plan, New Devon is now positioned to deliver substantially higher price realizations, significantly improved per-unit costs, superior operating margins and sustainable long-term growth through its deep inventory of high-caliber oil growth opportunities.

Detailed 2019 Guidance and Three-Year Performance Targets

More detailed information regarding Devon’s retained U.S. oil assets is available within its fourth-quarter 2018 earnings materials available at www.devonenergy.com. Included within these documents are operating and financial metrics by key asset, detailed guidance for 2019 and updated three-year performance targets for the business.

Advisors

Devon has retained J.P. Morgan Securities LLC and Goldman Sachs to assist the company in exploring strategic alternatives for its Canadian business. Devon has retained Jefferies as financial advisor to assist the company in exploring strategic alternatives for the Barnett Shale.

Forward-Looking Statements

This release includes “forward-looking statements” as defined by the Securities and Exchange Commission (SEC). Such statements include those concerning strategic plans, expectations and objectives for future operations, and are often identified by use of the words and phrases “expects,” “believes,” “will,” “would,” “could,” “continue,” “may,” “aims,” “likely to be,” “intends,” “forecasts,” “projections,” “estimates,” “plans,” “expectations,” “targets,” “opportunities,” “potential,” “anticipates,” “outlook” and other similar terminology. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the company expects, believes or anticipates will or may occur in the future are forward-looking statements. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the company. Statements regarding our business and operations are subject to all of the risks and uncertainties normally incident to the exploration for and development and production of oil and gas. These risks include, but are not limited to: our ability to successfully complete the separation transactions in a timely manner or at all; the amount of proceeds received (if any) in such separation transactions, and the ultimate use of those proceeds; our ability to realize the anticipated cost savings and other benefits with respect to the retained business; changes in commodity prices, market conditions or other circumstances that could negatively impact the company’s ability to complete the stock repurchase program or maintain our quarterly dividend; and any of the other risks and uncertainties identified in our Form 10-K and our other filings with the SEC. Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements. The forward-looking statements in this release are made as of the date of this release, even if subsequently made available by Devon on its website or otherwise. Devon does not undertake any obligation to update the forward-looking statements as a result of new information, future events or otherwise.

About Devon Energy

Devon Energy is a leading independent energy company engaged in finding and producing oil and natural gas. Based in Oklahoma City and included in the S&P 500, Devon operates in several of the most prolific oil and natural gas plays in the U.S. and Canada with an emphasis on achieving strong returns and capital-efficient, cash-flow growth. For more information, please visit www.devonenergy.com.

Investor Contacts	Media Contact
Scott Coody, 405-552-4735	John Porretto, 405-228-7506
Chris Carr, 405-228-2496

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